SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               [AMENDMENT NO.   ]

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to §240.14a-11(c) or Section 240.14a-12

                            Fidelity Federal Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     previously.  Identify the previous filing by registration statement number,
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


                       [LOGO OF FIDELITY FEDERAL BANCORP]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held April 30, 2001

     Notice is hereby given that the Annual Meeting of Shareholders of Fidelity Federal Bancorp ("Fidelity") will be held on April 30, 2001, at 10:00 a.m., local time, at the Sheraton Keystone Crossing, 8787 Keystone Crossing, Indianapolis, Indiana.

     The purposes of the meeting are:

     (1) Election of Directors: To elect six directors to the Board of Directors to serve for the ensuing term of one year until their successors are duly elected and qualified;

     (2) Selection of Public Accountants: To ratify the selection of Olive LLP, Certified Public Accountants, as independent public accountants of Fidelity for the year ending December 31, 2001; and

     (3) Other Business: To transact such other business as may properly come before the meeting or any adjournment thereof.

     Other than with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other matters which may properly come before the meeting. The Board of Directors of Fidelity has fixed the close of business on February 28, 2001, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of the Annual Meeting.

                                         By Order of the Board of Directors


                                         JACK CUNNINGHAM
                                         Chairman of the Board of Directors
March 26, 2001

                                    Important--Please mail your proxy promptly.

-------------------------------------------------------------------------------
You are invited to attend the Annual Meeting. It is important that your shares be represented, regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.
-------------------------------------------------------------------------------

               The date of this Proxy Statement is March 26, 2001.

                                TABLE OF CONTENTS
                                -----------------

                                                                        Page

INTRODUCTORY STATEMENT....................................................1
         Proposals Presented..............................................1
         Voting Rights....................................................2
         Change in Control................................................2
         Beneficial Ownership.............................................3
         Proxies  ........................................................4
         Solicitation of Proxies..........................................4

ELECTION OF DIRECTORS.....................................................4

INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS.........5
         Certain Transactions and Other Matters Between Management
              and Fidelity................................................6
         Board Meetings...................................................7
         Board Committees.................................................7

EXECUTIVE COMPENSATION AND OTHER INFORMATION..............................8
         Five-Year Total Shareholder Return...............................8
         Compensation Committee Report....................................8
         Compensation Committee Insider Participation....................10
         Summary Compensation Table......................................10
         1993 Directors' Stock Option Plan...............................11
         1995 Key Employees' Stock Option Plan...........................11
         Options Grants in Last Fiscal Year..............................12
         Aggregate Option Exercises in Last Fiscal Year and Fiscal
              Year-end Option Values Table...............................13
         Other Employee Benefit Plans....................................13
         Compensation of Directors.......................................15
         Employment Contracts............................................15
         Security Ownership of Management................................16
         Section 16(a) Beneficial Ownership Reporting Compliance.........17

RATIFICATION OF THE SELECTION OF AUDITORS OF FIDELITY....................17

REPORT OF THE AUDIT COMMITTEE............................................18

AUDIT FEES...............................................................18

SHAREHOLDERS PROPOSALS...................................................19

ADDITIONAL INFORMATION...................................................19

OTHER MATTERS............................................................19

EXHIBIT A - AUDIT COMMITTEE CHARTER

                       [LOGO OF FIDELITY FEDERAL BANCORP]

                               18 NW Fourth Street
                              Evansville, IN 47708

                                 PROXY STATEMENT
                                     for the
                         Annual Meeting of Shareholders
                          to be held on April 30, 2001

                             INTRODUCTORY STATEMENT

     This Proxy Statement is being furnished to the shareholders of Fidelity Federal Bancorp ("Fidelity") in connection with the solicitation of proxies by the Board of Directors of Fidelity for use at the Annual Meeting of Shareholders to be held on April 30, 2001, at 10:00 a.m., local time, at the Sheraton Keystone Crossing, 8787 Keystone Crossing, Indianapolis, Indiana and any adjournment thereof (the "Annual Meeting").

     Fidelity is a unitary savings and loan holding company based in Evansville, Indiana which owns all of the issued and outstanding stock of United Fidelity Bank ("United"), its savings bank subsidiary. United maintains four locations in Evansville and one location in Warrick County. United's subsidiaries, Village Housing Corporation, Village Management Corporation and Village Capital Corporation currently are involved only in the business of owning affordable housing properties.

Proposals Presented

     At the Annual Meeting, shareholders of Fidelity will be asked to consider and vote upon the following matters:

     (1) Election of Directors. Election of six directors to the Board of Directors of Fidelity to serve until their successors are duly elected and qualified in accordance with Fidelity's Articles of Incorporation.

     (2) Ratification of Public Accountants. To ratify the selection of Olive LLP, Certified Public Accountants, as independent public accountants of Fidelity for the year ending December 31, 2001.

     If any other matters should properly come before the meeting, the proxies will be voted, with respect to these matters, in accordance with the recommendations of the Board of Directors. Except with respect to procedural matters incident to the conduct of the meeting, management of Fidelity does not know of any additional matters that may properly come before the Annual Meeting.

     The Proxy Statement, the attached Notice and the enclosed proxy card are being first mailed to shareholders of Fidelity on or about March 29, 2001.

Voting Rights

     Only holders of shares of common stock of Fidelity of record at the close of business on February 28, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date there were 4,607,658 shares of common stock of Fidelity issued and outstanding. Such shares were held of record by approximately 484 shareholders. There are no other outstanding securities of Fidelity entitled to vote. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date is necessary to constitute a quorum at the Annual Meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purpose of determining the approval of any matters submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for election as director of Fidelity named in this Proxy Statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

     Fidelity shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. Cumulative voting for the election of directors is no longer provided for in the Articles of Incorporation of Fidelity.

     Ballots will be available at the Annual Meeting for shareholders desiring to vote in person.

Change in Control

     On May 19, 2000, following receipt of regulatory approval on May 4 and receipt of shareholder approval on May 19th, Fidelity sold 1,460,000 shares of common stock to Pedcor Holdings, LLC and Pedcor Bancorp. Bruce A. Cordingley, Gerald K. Pedigo, and Phillip J. Stoffregen were named directors of Fidelity as a part of the transaction. The regulatory approval from the Office of Thrift Supervision approved the purchase by Pedcor Holdings, LLC, and Pedcor Bancorp of up to 75% of Fidelity's common stock over the next year.

     In exchange for the 1,460,000 shares, Fidelity received: (1) cash in the amount of $3,000,000; (2) a five year guarantee to United in an aggregate amount up to $1,500,000 against any negative cash flow from operations of certain specified development properties in United's portfolio; and (3) an agreement to provide management services and certain accounting services to the specified properties for ten years.

     Pedcor Holdings, LLC, Pedcor Bancorp or their permitted assigns also received as a part of the transaction an option to purchase additional shares from Fidelity in an aggregate amount of up to $5 million until May 19, 2003. For shares purchased prior to May 19, 2001, the price for such shares will be $3.00 per share. For shares purchased after May 19, 2001 until May 19, 2003, the price for such shares will be the fair market value of the shares.

     As of February 28, 2001, Pedcor Holdings, LLC and Pedcor Bancorp and their affiliates, including Messrs. Cordingley, Pedigo, and Stoffregen, beneficially own or control approximately 54.7% of the outstanding common stock of Fidelity, which includes shares that they currently own or have a right to acquire within 60 days.

Beneficial Ownership

     The following table sets forth information regarding the beneficial ownership of Fidelity's common stock as of February 28, 2001 by the only persons known by Fidelity to beneficially own 5% or more of the issued and outstanding shares of common stock of Fidelity.

--------------------------------------------------------------------------------
   Name and Address of                 Amount and Nature of     Percent of Class
    Beneficial Owner                 Beneficial Ownership (1)
--------------------------------------------------------------------------------
Bruce A. Cordingley                        3,465,733 (2)              54.66%
8888 Keystone Crossing, Suite 900
Indianapolis, IN 46240
--------------------------------------------------------------------------------
M. Brian Davis                               802,486 (3)              17.08%
7731 Newburgh Road
Evansville, IN  47715
--------------------------------------------------------------------------------
Barry A. Schnakenburg                        256,708 (4)              5.69%
8701 Petersburg Road
Evansville, IN 47711
--------------------------------------------------------------------------------

(1) This information is based on Schedule 13D and 13G Reports filed by the beneficial owner with the Securities and Exchange Commission ("SEC") pursuant to applicable provisions of the Securities Exchange Act of 1934 ("Exchange Act"), as of February 28, 2001, and any other information provided to Fidelity by the beneficial owner. It does not reflect any changes in those shareholdings which may have occurred since that date. Beneficial ownership is direct except as otherwise indicated by footnote.

(2) Includes 1,426,883 shares held by Pedcor Holdings, LLC, of which Mr. Cordingley is the President; 230,300 shares held by Pedcor Bancorp, of which Mr. Cordingley is the President and CEO; 6,835 shares held by Denise Cordingley, the wife of Mr. Cordingley, and 52,966 shares held by Gerald Pedigo, who together with Mr. Cordingley, Phillip Stoffregen and others has filed a Schedule 13D as a "group" under Section 13(d)(3) of the Securities Exchange Act of 1934. The total also includes 46,516 shares, 4,800 shares, and 6,600 shares which Mr. Cordingley, Gerald Pedigo, and Phillip Stoffregen, respectively, have the right to acquire pursuant to the exercise of stock options granted under Fidelity's 1993 Directors' Stock Options Plan; 8,587 shares which Mr. Cordingley, Pedcor Investments, and Denise Cordingley are entitled to purchase upon exercise of 31 warrants acquired pursuant to the 1994 Rights Offering; and 1,666,666 shares which Pedcor Holdings, LLC, Pedcor Bancorp or their permitted assigns have the right to purchase, base upon an option from Fidelity to acquire such shares. The terms of the option are described above under "Change in Control."

(3) Includes 3,796 shares owned by the spouse of Mr. Davis, 16,226 shares which Mr. Davis holds as custodian for his minor daughter (Elizabeth Davis); 15,294 shares which Mr. Davis holds as custodian for his minor son (Christopher Davis); and 5,580 shares which Mr. Davis holds as custodian for his minor daughter (Gabrielle Davis). Also includes 39,916 shares which Mr. Davis has the right to acquire pursuant to the exercise of stock options granted under the 1993 Directors' Stock Option Plan and 50,000 shares which Mr. Davis has the right to acquire pursuant to the exercise of stock options granted under Fidelity's 1995 Key Employees' Stock Option Plan. Also includes 99,018 shares of Fidelity which were owned by Maybelle
     R. Davis, the deceased mother of Mr. Davis, as to which shares Mr. Davis has authority to vote pursuant to a power of attorney.

(4) Includes 5,775 shares held by Darby Schnakenburg, the wife of Mr. Schnakenburg, 24,948 shares held by U.S. Industries Group, Inc., 53,263 shares held by Barry, Inc. and 40,378 shares held by BOAH Associates. The total also includes 20,097 shares which Mr. Schnakenburg has the right to acquire through the exercise of stock options granted under Fidelity's 1993 Directors' Stock Option Plan. The total also includes 73,109 shares of Fidelity pursuant to which Mr. Schnakenburg may exercise voting and investment power pursuant to a power of attorney.

Proxies

     Each properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given, the proxy will be voted by the individuals designated as proxies "FOR" the matters set forth as Items One and Two in the attached "Notice of Annual Meeting of Shareholders," and in their discretion with respect to all other matters.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by (i) attending the Annual Meeting, filing a written notice of revocation with the Secretary of the Annual Meeting and voting in person; (ii) executing a written instrument to that effect and delivering it to the Secretary of Fidelity prior to the Annual Meeting; or (iii) duly executing and delivering a later dated proxy to the Secretary of Fidelity prior to the Annual Meeting.

Solicitation of Proxies

     In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees who will not be specially compensated for such activity. Fidelity will request brokerage houses, nominees, fiduciaries and other custodians to forward soliciting materials to beneficial owners. Fidelity will bear all expenses in connection with the solicitation of proxies for the Annual Meeting.

                          ITEM 1. ELECTION OF DIRECTORS

     As of the date of this proxy, the Board of Directors of Fidelity is composed of nine members. The terms of Curt J. Angermeier, William R. Baugh, Bruce A. Cordingley, M. Brian Davis, Donald R. Neel, Gerald K. Pedigo, Barry A. Schnakenburg, and Phillip J. Stoffregen expire at the 2001 Annual Meeting of Shareholders. Jack Cunningham's term will expire at the 2002 Annual Meeting. Fidelity's Articles of Incorporation, as amended by the shareholders at the meeting held on May 19, 2000, provide that any director elected in 2001, 2002, or thereafter shall have a term of office of one year.

     The Nominating Committee of the Board of Directors has nominated Messrs. Baugh, Cordingley, Neel, Pedigo, Schnakenburg, and Stoffregen for re-election to a one-year term to expire at the 2002 Annual Meeting of Shareholders. Immediately following the Annual Meeting, the Board of Directors intends to decrease the size of the Board of Directors to seven individuals.

     If for any reason Messrs. Baugh, Cordingley, Neel, Pedigo, Schnakenburg, or Stoffregen become unable or are unwilling to serve at the time of the Annual Meeting, the person named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees. It is anticipated that Messrs. Baugh, Cordingley, Neel, Pedigo, Schnakenburg, and Stoffregen will be available for election.

     The Board of Directors recommends that the shareholders vote FOR the election of Messrs. Baugh, Cordingley, Neel, Pedigo, Schnakenburg, and Stoffregen.

        INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth information as to each Director continuing in office after the Annual Meeting, and each executive officer of Fidelity as of February 28, 2001, including their ages, present principal occupations, other business experience during the last five years, directorships in other publicly held companies, and the year they were first elected or appointed to the Board of Directors (if applicable). Each individual's service with Fidelity began at the formation of Fidelity in 1993, unless otherwise noted.

     On September 29, 2000 Fidelity announced that M. Brian Davis would cease to serve as president and CEO. The Executive Committee of the Board is currently functioning as interim CEO until a permanent replacement is appointed, which we anticipate will occur by the fourth quarter of 2001. There are no arrangements or understandings between any of the Directors, executive officers or any other person pursuant to which any Director or executive officer has been selected for his or her respective position.

WILLIAM R. BAUGH  Age - 80, term expires in 2001.
----------------

Mr. Baugh is a Director of Fidelity and has been Chairman Emeritus of the Board of Directors since October 1994. Mr. Baugh served as Chairman of the Board of Directors of Fidelity from its formation in 1993 until October 1994. He served as a Director of United from 1955 until 2000, was Chairman of the Board of United from 1979 until October 1994, and was President of United from 1970 until 1981 and from 1983 until 1986.

BRUCE A. CORDINGLEY  Age - 54, term expires in 2001.
-------------------

Mr. Cordingley is a Director of Fidelity and served as Chairman of the Board of Directors from October 1994 until April 1998, and served as Chief Executive Officer of Fidelity from June 1995 to March 1996. He continues to serve as a Director of Fidelity and as Chairman of the Company's Executive Committee and in the other positions discussed below.

Mr. Cordingley is a Director of Village Management Corporation and Village Housing Corporation (the two service corporation subsidiaries of Fidelity previously involved in the development and currently involved in the business of owning of affordable housing units) and Village Insurance Corporation. Except for the period between December 27, 1999 through May 18, 2000, Mr. Cordingley has been a Director of United since 1992. Mr. Cordingley is an attorney and was a partner in the law firm of Ice, Miller, Donadio and Ryan in Indianapolis, Indiana from 1973 to February 1992. Mr. Cordingley is President of Pedcor Investments, a limited liability company, located in Indianapolis, Indiana, the principal business of which is real estate-oriented investment and development. Mr. Cordingley is also a Director of International City Bank, N.A. (Long Beach, California).

JACK CUNNINGHAM Age - 70, term expires in 2002.
---------------

Mr. Cunningham is a Director of Fidelity and has served as Chairman of Fidelity and United since April 1998. Mr. Cunningham also currently serves as Secretary of Fidelity and United. He served as President of Fidelity from May 1994 through October 1994 and as President of United from May 1994 through December 1994 and from March 1997 through December 1997. Mr. Cunningham has been a Director of United since 1985 and an officer of United since 1974.

DONALD R. NEEL  Age -  37, term expires in 2001.
--------------

Mr. Neel is a Director of Fidelity and has served as Executive Vice-President, Chief Financial Officer, and Treasurer of Fidelity since 1993, and as President and Chief Executive Officer of United since July 2000. Prior to joining United and Fidelity in 1993, Mr. Neel served as Vice-President and Controller of INB Banking Company, Southwest (successor to Peoples Bank) from May 1987 through April 1993.

GERALD K. PEDIGO  Age -   63, term expires in 2001.
----------------

Mr. Pedigo has been Chairman of Pedcor Investments, a limited liability company, since 1987. In January 2000 he became Chairman of Pedcor Bancorp, the holding company of International City Bank, Long Beach, California. In May 2000 he became a Director of Fidelity Federal Bancorp.

BARRY A. SCHNAKENBURG  Age -  53, term expires in 2001.
---------------------

Mr. Schnakenburg is a Director of Fidelity, and a member of the Executive Committee of the Board. He has served as a Director since 1990. Mr. Schnakenburg has served as the President of U.S. Industries Group, Inc. for the past 10 years. U.S. Industries Group, Inc. is a sheet metal and roofing contractor located in Evansville, Indiana.

PHILLIP J. STOFFREGEN   Age - 42, term expires in 2001.
---------------------

From 1984 to 1992 he served as an associate, and as a partner with the law firm Ice Miller in Indianapolis. Since 1992, Stoffregen has served as Executive Vice President of Pedcor Investments where he is responsible for development and financing matters. In May 2000 he became a Director of Fidelity Federal Bancorp and a member of the Executive Committee. He also is a director of Martin Luther King Community Development Corporation from 1991-1997 and from 1998 to the present time.

Certain Transactions and Other Matters Between Management and Fidelity

     Directors and executive officers of Fidelity and United and their associates are customers of, and have had transactions with, Fidelity and United in the ordinary course of business. Comparable transactions may be expected to take place in the future. Directors of Fidelity may not obtain extensions of credit from Fidelity or United. Loans made to non-director officers were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collectibility or present other unfavorable features.

     The Office of Thrift Supervision ("OTS"), the primary federal banking regulatory agency of United, by regulation has provided that each director, officer, or affiliated person of a savings association, such as United, has a fundamental duty to avoid placing himself in a position which creates, or which leads to or could lead to, a conflict of interest or appearance of a conflict of interest having an adverse effect upon, among other things, the interests of the members of the savings association or the association's soundness. In addition, the OTS by regulation has stated that the fiduciary relationship owed by a director or officer of a savings association, such as United, includes the duty to protect the association and that the OTS would consider this duty to be breached if such individual would take advantage of a business opportunity for his own or another person's personal benefit or profit when the opportunity is within the corporate powers of the savings association (or its service corporation) and when the opportunity is of a present or potential practical advantage to the savings association. The members of the Board of Directors of Fidelity and United are aware of these regulations and requirements of the OTS and believe they have conducted, and intend to continue to conduct themselves in compliance with these requirements at all times.

Board Meetings

     Fidelity had 7 regularly scheduled Board of Directors meetings and 4 special meetings during the year ended December 31, 2000.

Board Committees

     The Board of Directors has a Nominating Committee which consists of Bruce
A. Cordingley (Chairman), Barry Schnakenburg, and Phillip J. Stoffregen. The Nominating Committee, whose purpose is to nominate directors for election to the Board of Directors, met once during the year ended December 31, 2000. Under Fidelity's by-laws, any shareholder desiring to make a nomination for the election of directors at the annual meeting of the shareholders must submit written notice thereof to the Secretary of Fidelity not less than sixty (60) days prior to the date of such meeting. If less than seventy (70) days notice or prior public disclosure of the date of such meeting is given or made to shareholders, the notice by the shareholder to Fidelity, to be considered timely, must be so received not later than the close of business on the 10th day following on which notice by Fidelity of the date of such meeting was mailed to shareholders or such public disclosure was made.

     The Board of Directors also has an Audit Committee consisting of Curt J. Angermeier (Chairman), William R. Baugh, and Barry A. Schnakenburg. The Audit Committee, whose purpose is to review audit reports, loan review reports, and related matters to ensure effective compliance with regulatory and internal policies and procedures, met six times during the year ended December 31, 2000. The members of the Audit Committee also serve as the committee authorized to direct the grant of options to eligible Directors and Key Employees under the 1993 Directors' Stock Option Plan and the 1995 Key Employees' Stock Option Plan.

     The Executive Committee of the Board of Directors serves as the Compensation Committee. The Executive Committee is currently composed of Bruce
A. Cordingley (Chairman), Barry Schnakenburg, and Phillip J. Stoffregen. The Executive Committee met ten times during the year ended December 31, 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Five-Year Total Shareholder Return

     The following indexed graph indicates Fidelity's total return to its shareholders on its common stock for the past five years, assuming dividend reinvestment, as compared to total return for the NASDAQ Market Index and the Peer Group Index (which is a line-of-business index prepared by an independent third party consisting of savings and loan holding companies or federally chartered savings institutions with the same SIC number as Fidelity and which have been publicly traded for at least six years). The comparison of total return on investment for each of the periods assumes that $100 was invested on January 1, 1995, in each of Fidelity, the NASDAQ Market Index, and the Peer Group Index.

                   Comparative 5-Year Cumulative Total Return
                         Among Fidelity Federal Bancorp,
                     NASDAQ Market Index and SIC Code Index


                        [PERFORMANCE CHART APPEARS HERE]


                    Assumes $100 Invested on January 1, 1996
                          Assumes Dividends Reinvested
                          Year Ended December 31, 2000

                          1995      1996        1997          1998         1999          2000
                         --------------------------------------------------------------------------
Fidelity Federal          100       72.36        80.03        26.63          9.86       10.85
SIC Code Index            100      127.88       216.77       184.18        156.72      242.85
NASDAQ Market Index       100      124.27       152.00       214.39        378.12      237.66

Compensation Committee Report

         Decisions on compensation of Fidelity's executives are made by the Executive Committee of the Board of Directors of Fidelity, which also serves as the Compensation Committee. All decisions of the Executive Committee relating to the compensation of Fidelity's officers are reviewed by the full board.

Set forth below is a report submitted by Messrs. Cordingley, Schnakenburg, and Stoffregen, in their capacity as the Board's Executive Committee, addressing Fidelity's compensation policies for the year ended December 31, 2000 as they affected Fidelity's executive officers.

         Compensation Policies Toward Executive Officers.
         -----------------------------------------------

         The Executive Committee's executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for satisfactory individual performance and for satisfactory performance of Fidelity as a whole. There are no established goals or standards relating to performance of Fidelity which have been utilized in setting compensation of individual employees.

         Base Salary.
         -----------

         Each executive officer is reviewed individually by the Executive Committee, which includes an analysis of the performance of Fidelity. In addition, the review includes, among other things, an analysis of the individual's performance during the past fiscal year, focusing primarily upon the following aspects of the individual's job or characteristics of the individual exhibited during the most recent fiscal year: quality and quantity of work; supervisory skills; dependability; initiative; attendance; overall skill level; and overall value to Fidelity.

         Other Compensation Plans.
         ------------------------

         At various times in the past Fidelity has adopted certain broad based employee benefit plans in which the senior executives are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans.

         Benefits.
         --------

         Fidelity provides medical, defined benefit, and defined contribution plans to the senior executives that are generally available to the other Fidelity employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary and bonus for year 2000.

         Mr. Davis' 2000 Compensation.
         ----------------------------

         Regulations of the Securities and Exchange Commission require that the Executive Committee disclose the Committee's basis for compensation reported for any individual who served as the Chief Executive Officer during the last fiscal year. Mr. Davis' salary was determined in the same manner as discussed above for other senior executives. Mr. Davis did not participate in the deliberations of the Executive Committee with respect to his compensation level. See "Compensation Committee Insider Participation." Mr. Davis served as president and CEO of Fidelity through September 2000. Since that time and until a permanent replacement is appointed, the Executive Committee of the Board has functioned in a non-compensated capacity as interim CEO.

                   Current Members of the Executive Committee:

                         Bruce A. Cordingley (Chairman)
                              Barry A. Schnakenburg
                              Phillip J. Stoffregen

Compensation Committee Insider Participation

     During the past year, Messrs. Davis, Cordingley, Schnakenburg and Stoffregen served on the Executive Committee. Mr. Davis did not participate in any discussion or voting with respect to his salary as an executive officer and was not present in the room during the discussion by the Executive Committee of his compensation.

     The following table sets forth, for the fiscal year ended December 31, 2000, the six month period ended December 31, 1999 and the fiscal years ended June 30, 1999, and 1998, the cash compensation paid by Fidelity or its subsidiaries, as well as certain other compensation paid, awarded or accrued during those years, to the Chief Executive Officer of Fidelity at any time during the year ended December 31, 2000 and to the executive officers of Fidelity whose salary and bonus exceeded $100,000 during the year ended December 31, 2000.

Summary Compensation Table

                                                                                Long-Term
                                                Annual Compensation            Compensation
                                            ----------------------------      ---------------
 Name and Principal Position                                        Other
                                                                    Annual
                                                                    Compen-    Securities         All Other
                                  Year       Salary                 sation     Underlying        Compensation
                                   (1)        (1)        Bonus      (2)(3)    Options/ SARs          (4)
------------------------------ -----------  ---------   --------  ---------- ----------------   ---------------
M. Brian Davis,
President and CEO  (5)          12/31/00  $ 154,127   $    0    $     2,400      50,000         $  529,232 (5)

                                12/31/99    119,256        0          9,600         0                  823

                                6/30/99     233,692        0         19,200         0                2,841
                                6/30/98     226,646        0         19,200      15,000              2,343

Donald R. Neel,
EVP and CFO
President and CEO of United
                                12/31/00  $ 131,483   $    0    $     1,200      40,000         $    1,361

                                12/31/99     59,525        0          7,200         0                  893
                                06/30/99    116,892        0         14,400       5,923              1,888
                                06/30/98    103,164        0          8,400       7,500              1,547

(1) On December 31, 1999, Fidelity changed its fiscal year-end from June 30 to December 31. Figures for December 31, 1999 reflect amounts for the six months ended December 31, 1999.

(2) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus and are not required to be disclosed by applicable rules of the SEC.

(3) Consists of Directors' fees paid to Mr. Davis and to Mr. Neel for the fiscal years indicated. Effective January 1, 2000, Mr. Neel, as a salaried employee of Fidelity, no longer receives Directors' fees. Directors fees paid in January 2000 were earned in December 1999, but paid in January 2000.

(4) Includes contributions by Fidelity under Fidelity's Retirement Savings 401(k) Plan.

(5) Mr. Davis served as the president and CEO of Fidelity through September 2000. In 2000, Fidelity accrued approximately $527,000 in connection with possible severance payments to Mr. Davis in accordance with his employment agreement dated May 19, 2000. Fidelity is reviewing the severance issues, and as of the date of this proxy statement, no severance payments have been made to Mr. Davis. Such payments would be subject to OTS and FDIC prior approval.

1993 Directors' Stock Option Plan

     The 1993 Directors' Stock Option Plan ("Directors' Plan") provides for the grant of non-qualified stock options to individuals who are directors of Fidelity or any of its subsidiaries to acquire shares of common stock of Fidelity for a price of not less than $2 above the average of the high and low bid quotations as reported by NASDAQ for the common stock of Fidelity for the five trading days immediately preceding the date the option is granted.

     The number of shares and option exercise prices under the Directors' Plan have been adjusted to reflect a twenty percent stock dividend distributed in 1994, a 2.1 for 1 stock split in 1995, and a 10% stock dividend in 1996. As of February 28, 2001 there were options for 152,313 shares outstanding.

1995 Key Employees' Stock Option Plan

     The Key Employees' Plan provides for the grant of incentive stock options and non-qualified stock options to acquire shares of common stock of Fidelity for a price of not less than the fair market value of the share on the date which the option is granted. A total of 236,500 shares were reserved for issuance under the Key Employees Plan. The option price per share for each incentive stock option granted to an employee must not be less than the fair market value of the share of common stock on the date the option is granted. The option price per share for an incentive stock option granted to an employee owning 10% or more of the common stock of Fidelity must not be less than 110% of the fair market value of the share on the date that the option is granted. The option price per share for non-qualified stock options will be determined by the Administrative Committee of the Key Employees' Plan, but may not be less than 100% of the fair market value of a share of common stock on the date of the grant of the option.

     The Key Employees' Plan will expire on March 15, 2005, except outstanding options will remain in effect until they have been exercised, terminated, forfeited, or have expired. As such, options may be outstanding under the Key Employees' Plan through March 15, 2015. The number of shares and option exercise prices under the Key Employees' Plan have been adjusted to reflect a 2.1 for 1 stock split in 1995, and a 10% stock dividend in 1996. As of February 28, 2001 there were options for 133,923 shares outstanding.

Options Grants in Last Fiscal Year

         The following table provides details regarding stock options granted to Messrs. Davis and Neel in 2000. In addition, in accordance with the rules of the Securities and Exchange Commission, there are shown the hypothetical gains or "options spreads" that would exist for respective options. These gains are based on assumed rates of annual compound stock price appreciation of five percent (5%) and ten percent (10%) from the date the options were granted over the full option term. Gains are reported net of the option exercise price, but before any effect of taxes. In assessing these values, it should be kept in mind that no matter what value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of Fidelity's stock at a future date, and that value would depend on the efforts of such executive to foster the future success of Fidelity for the benefit of all shareholders. The amounts reflected in the table may not necessarily be achieved.

                                       Individual Grants In Last Fiscal Year

                                     Percent of                                                  Potential Realizable
                                       Total                                                    Value at Assumed Rates
                      Number of       Options                      Market                           of Stock Price
                        Shares       Granted to     Exercise      Price on                         Appreciation for
                      Underlying     Employees       or Base       Date of                           Option Term
                       Options       in Fiscal        Price         Grant        Expiration    -----------------------
       Name            Granted        Year (%)      ($/Share)     ($/Share)         Date         5% ($)       10% ($)
-------------------- -------------  -------------  ------------  ------------  -------------- -----------  -----------
M. Brian Davis          50,000           44.4%        $ 4.00        $ 2.63        05/19/10      $14,200      $141,077
Donald R. Neel          25,000           22.2%        $ 4.00        $ 2.63        05/19/10      $ 7,100      $ 70,539
Donald R. Neel          15,000           13.3%        $ 1.53        $ 1.53        12/14/10      $14,433      $ 36,576

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values Table

     The following table shows for the named executive officers the shares covered by both exercisable and non-exercisable stock options as of December 31, 2000. Neither Mr. Davis nor Mr. Neel exercised any options during the last year. The exercise price of all options held by Messrs. Davis and Neel exceed the year-end price of Common Stock.

                           Number of Unexercised Stock
                                Options 12/31/00
                          -----------------------------
           Name           Exercisable     Unexercisable
     ----------------     -----------     -------------
     M. Brian Davis        39,916 (1)             0
                           50,000 (2)             0

     Donald R. Neel         6,000 (3)         1,500 (3)
                            5,923 (4)             0
                           25,000 (2)             0
                            3,000 (5)        12,000 (5)

(1) The bid price of Fidelity's Common Stock at December 31, 2000 ($1.31 per share) was less than the exercise price ($6.22 per share).

(2) The bid price of Fidelity's Common Stock at December 31, 2000 ($1.31 per share) was less than the exercise price ($4.00 per share).

(3) The bid price of Fidelity's Common Stock at December 31, 2000 (1.31 per share) was less than the exercise price ($10.81 per share).

(4) The bid price of Fidelity's Common Stock at December 31, 2000 ($1.31 per share) was less than the exercise price ($2.88 per share).

(5) The bid price of Fidelity's Common Stock at December 31, 2000 ($1.31 per share) was less than the exercise price ($1.53 per share).


Other Employee Benefit Plans

     Pension Plan
     ------------

     Fidelity currently participates in a defined benefit pension plan sponsored by the Financial Institutions Retirement Fund, a non-profit, tax qualified, tax-exempt pension plan and trust in which Federal Home Loan Banks, savings and loan associations and similar institutions participate ("Pension Plan"). All employees of Fidelity or its subsidiaries (which excludes non-employee Directors of Fidelity) (i) who have not attained age sixty (60) prior to being hired, and
(ii) who work a minimum of 1000 hours per year are covered by the Pension Plan and become participants upon completion of one year of service and attainment of age 21. Participants are not required or allowed to make contributions to the Pension Plan.

     A participant in the Pension Plan is entitled to receive benefits based upon years of service for Fidelity or its subsidiaries and a percentage of the individual's average annual salary during the five (5) consecutive years of service which produce the highest such average without deduction for Social Security benefits. For purposes of computing benefits, "salary" includes an employee's regular base salary or wage inclusive of bonuses and overtime but is exclusive of special payments such as fees, deferred compensation, severance payments and contributions by Fidelity to the Pension Plan.

     Participants become fully vested in their benefits after completion of five
(5) years of service. Upon attaining age sixty-five (65), participants become one hundred percent (100%) vested in their benefits provided by Fidelity under the Pension Plan, regardless of the number of their years of service. Benefits are payable at normal retirement age (age 65). The Pension Plan also contains provisions for the payment of benefits on the early retirement, late retirement, death or disability of a participant.

     The regular benefit under the Pension Plan to be paid on a participant's retirement is a monthly pension for the life of a participant with minimum guaranteed benefit of twelve (12) times the participant's annual retirement benefit under the Pension Plan. Thus, the regular form of all retirement benefits includes not only a retirement allowance, but also a lump sum retirement death benefit which is twelve (12) times the annual retirement benefit less the sum of such retirement benefits made before death. The Pension Plan provides that married participants will receive the regular retirement benefit in the form of an actuarially equivalent joint and survivor annuity. Optional forms of payments are available to all participants; however, married participants must obtain written spousal consent to the distribution of benefits in a form other than a joint and survivor annuity.

     According to the Pension Plan sponsor, the actuaries for the Pension Plan have determined that no contributions were required to be made to the Pension Plan by Fidelity for the plan year ended June 30, 2000.

     The following table shows estimated annual benefits payable at normal retirement to persons in specified remuneration classifications. The benefit amounts presented in the totals are annual pension amounts for the life of the participant, with a minimum guaranteed benefit of twelve (12) times the annual retirement benefit under the Pension Plan, for a participant at normal retirement (age 65) with the years of service set forth below with no deduction for Social Security or other offset amounts. The maximum compensation which may be taken into account for any purpose under the Pension Plan is limited by the Internal Revenue Code to $160,000 for 2000. As of December 31, 2000, M. Brian Davis had five and three fourth years of service (employment terminated September 30, 2000) and Donald R. Neel had seven and one-half years of service under the Pension Plan.

                               Annual Benefit of Normal Retirement Years of Service
  Highest Five-Year
Average Annual Salary
                                10           15           20           25           30           35           40
--------------------------------------------------------------------------------------------------------------------
              $ 50,000        10,000       15,000       20,000       25,000       30,000       35,000        40,000
              $ 75,000        15,000       22,500       30,000       37,500       45,000       52,500        60,000
             $ 100,000        20,000       30,000       40,000       50,000       60,000       70,000        80,000
             $ 125,000        25,000       37,500       50,000       62,500       75,000       87,500       100,000
             $ 150,000        30,000       45,000       60,000       75,000       90,000      105,000       120,000
             $ 175,000        35,000       52,500       70,000       87,500      105,000      122,500       140,000

         Retirement Savings Plan.
         -----------------------

         In 1994 Fidelity adopted a defined contribution plan under Internal Revenue Code Section 401(k) in which substantially all employees may participate. Under this plan, employees may contribute up to 15% of pay, and contributions up to 6% are supplemented by Fidelity contributions. Fidelity contributions are made at the rate of 25 cents for each dollar contributed by the participant. Participants may elect to have all or a portion of their contributions made on a tax-deferred basis pursuant to provisions in the plan meeting the requirements of Section 401(k) of the Internal Revenue Code. Fidelity's expense for the plan was $16,000 for the year ended December 31, 2000 and $8,000 for the six months ended December 31, 1999.

Compensation of Directors

         The Directors of Fidelity and United were compensated for their services in each capacity in the amount of $200 for each company Board served per month in the amount of $2,400 or $4,800 per year. The six Directors of United for the twelve months ended December 31, 2000, were also Directors of Fidelity. Executive Committee members receive an additional $100 per month for their services. The maximum compensation received by any Director for his or her service on the Board was $6,700 for the year ended December 31, 2000. Effective January 1, 2000 Directors who are also salaried employees receive no director fees.

Employment Contracts

         Messrs. Davis and Neel each entered into an Employment Agreement with Fidelity in May 2000. The term of each Employment Agreement is 3 years, which may be extended annually for successive 1 year periods. Effective after May 19, 2000 Messrs. Davis and Neel earned an annual base salary equal to $195,000 and $140,000, respectively, subject to any increases which may be approved by the Board of Directors. In addition, Messrs. Davis and Neel were granted options to purchase 50,000 shares and 25,000 shares, respectively, at an option price of $4.00 per share. After May 19, if during the one year period following a prospective change in control, as defined in the Employment Agreement, the executive is terminated for any reason other than cause, disability, retirement or death, or if the executive resigns due to a material breach of the Employment Agreement by Fidelity, the executive is entitled to an amount equal to 2.99 times his average annual base salary and bonus for the previous five (5) years. In addition, Fidelity must maintain for three years following termination for the benefit of the executive all employee welfare plans and programs in which he was entitled to participate prior to termination, and reimburse the executive for the cost of obtaining such benefits for the first 24 months following termination. If the executive is terminated for any reason other than cause, disability, retirement or death, or if the executive resigns due to a material breach of the Employment Agreement by Fidelity, and such termination or resignation does not follow a change in control, the executive is entitled to an amount equal to his base salary during the remaining term of the Employment Agreement. In addition, Fidelity must maintain for the benefit of the executive for the remainder of the term of the Employment Agreement all employee welfare plans and programs in which he was entitled to participate prior to termination, and reimburse the executive for the cost of obtaining such benefits. No payments may be made pursuant to the agreement if such payments would, among other things, be considered by a federal or state regulatory authority having jurisdiction over Fidelity an unsafe or unsound practice. Each Employment Agreement also provides a 3-year covenant not to compete and covenants regarding confidentiality.

Security Ownership of Management

The following table sets forth certain information as of February 28, 2001, with respect to the common stock of Fidelity beneficially owned by each Director of Fidelity and by all executive officers and directors as a group

                                                             Number of Shares
                             Name                              Beneficially            Percent of Class (1)
         ---------------------------------------------       ----------------          --------------------
         Curt J. Angermeier (2)                                   35,678                          .77%
         William R. Baugh (3)                                     28,970                          .63
         Bruce A. Cordingley (4)                               3,465,733                        54.66
         Gerald K. Pedigo (4)
         Phillip J. Stoffregen (4)

         Jack Cunningham (5)                                      52,974                         1.14
         M. Brian Davis (6)                                      802,486                        17.08
         Donald R. Neel (7)                                       72,250                         1.55
         Barry A. Schnakenburg (8)                               263,308                         5.69
         All Executive Officers and Directors as a
         Group (9 Persons)                                     4,721,399                        72.21

(1) The information contained in this column is based upon information furnished to Fidelity as of February 28, 2001, by the individuals named above. The nature of beneficial ownership for shares shown in this column represent sole or shared voting and investment unless otherwise noted. At February 28, 2001, Fidelity had 4,607,658 shares of common stock outstanding.

(2) Includes 19,401 shares held in a Family Trust of Mr. Angermeier. The total also includes 8,740 shares which Mr. Angermeier has the right to acquire pursuant to the exercise of stock options granted under the 1993 Directors' Stock Option Plan.

(3) Includes 27,000 shares beneficially owned by Mr. Baugh. Also includes 1,970 shares which Mr. Baugh has the right to acquire pursuant to the exercise of stock options granted under the 1993 Directors' Stock Option Plan.

(4) Includes 1,426,883 shares held by Pedcor Holdings, LLC, of which Mr. Cordingley is the President; 230,300 shares held by Pedcor Bancorp, of which Mr. Cordingley is the President and CEO; 6,835 shares held by Denise Cordingley, the wife of Mr. Cordingley, and 52,966 shares held by Gerald Pedigo, who together with Mr. Cordingley, Phillip Stoffregen and others has filed a Schedule 13D as a "group" under Section 13(d)(3) of the Securities Exchange Act of 1934. The total also includes 46,516 shares, 4,800 shares, and 6,600 shares which Mr. Cordingley, Gerald Pedigo, and Phillip Stoffregen, respectively, have the right to acquire pursuant to the exercise of stock options granted under Fidelity's 1993 Directors' Stock Options Plan; 8,587 shares which Mr. Cordingley, Pedcor Investments, and Denise Cordingley are entitled to purchase upon exercise of 31 warrants acquired pursuant to the 1994 Rights Offering and 1,666,666 shares which Pedcor Holdings, LLC, Pedcor Bancorp or their permitted assigns have the right to purchase, base upon an option from Fidelity to acquire such shares. The terms of the option are described under the caption "Change in Control " on page 2 of this document.

(5) Includes 9,744 shares held in the name of Mr. Cunningham's wife and 23,674 shares which Mr. Cunningham has the right to acquire pursuant to the exercise of stock options granted under Fidelity's 1993 Directors' Stock Option Plan.

(6) Includes 3,796 shares owned by the spouse of Mr. Davis, 16,226 shares which Mr. Davis holds as custodian for his minor daughter (Elizabeth Davis); 15,294 shares which Mr. Davis holds as custodian for his minor son (Christopher Davis); and 5,580 shares which Mr. Davis holds as custodian for his minor daughter (Gabrielle Davis). Also includes 39,916 shares which Mr. Davis has the right to acquire pursuant to the exercise of stock options granted under the 1993 Directors' Stock Option Plan and 50,000 shares which Mr. Davis has the right to acquire pursuant to the exercise of stock options granted under Fidelity's 1995 Key Employees' Stock Option Plan. Also includes 99,018 shares of Fidelity, which were owned by Maybelle
     R. Davis, the deceased mother of Mr. Davis, as to which shares Mr. Davis has authority to vote pursuant to a power of attorney.

(7) Includes 17,827 shares owned by Donald R. Neel, Executive Vice President, Chief Financial Officer and Treasurer of Fidelity and President and Chief Executive of United and 1,000 shares owned by Jamie Neel, the wife of Mr. Neel. Also includes 53,423 shares which Mr. Neel has the right to acquire pursuant to the exercise of the stock options granted under Fidelity's 1995 Key Employees' Stock Option Plan.

(8) Includes 5,775 shares held by Darby Schnakenburg, the wife of Mr. Schnakenburg, 24,948 shares held by U.S. Industries Group, Inc., 53,263 shares held by Barry, Inc. and 40,378 shares held by BOAH Associates. The total also includes 20,097 shares which Mr. Schnakenburg has the right to acquire through the exercise of stock options granted under Fidelity's 1993 Directors' Stock Option Plan. The total also includes 73,109 shares of Fidelity pursuant to which Mr. Schnakenburg may exercise voting and investment power pursuant to a Power of Attorney.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires Fidelity's directors and executive officers, and persons who own more than 10% of a registered class of Fidelity's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Fidelity common stock and other equity securities of Fidelity. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Fidelity with copies of all Section 16(a) forms they file. During the most recent year ended December 31, 2000, Donald R. Neel failed to file one report covering five transactions on a timely basis, but did file such report within seven days of its due date. To the best knowledge of Fidelity, during the most recent year ended December 31, 2000, there was no other late filing with respect to the Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners.

                       ITEM 2. RATIFICATION OF INDEPENDENT
                              AUDITORS OF FIDELITY

     The Board of Directors of Fidelity proposes that the shareholders ratify the selection of the firm of Olive LLP, Certified Public Accountants, as independent public accounts for Fidelity for the year ending December 31, 2001, subject to acceptance of the engagement by Olive LLP. Representatives of Olive LLP are expected to be present at the meeting and available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so. Olive LLP has been the independent auditors of Fidelity since 1982. In the event the selection of Olive LLP is not ratified by the shareholders, the Board of Directors will consider selection of other independent public accountants for the year ending December 31, 2001.

                          REPORT OF THE AUDIT COMMITTEE


The Audit Committee has:

1.   Reviewed and discussed the audited financial statements with management;

2. Discussed with the independent auditors the matters required to be discussed by SAS 61;

3. Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

4. Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     The Board of Directors has determined that the members of the Audit Committee are "independent", as defined in the listing standards of the National Association of Securities Dealers. The Audit Committee has adopted a written charter. The charter is included as Exhibit A to this proxy statement.

Members of the Audit Committee:

Curt J. Angermeier (Audit Committee Chairman)
William R. Baugh
Barry A. Schnakenburg

                                   AUDIT FEES

     The following table sets forth the aggregate fees billed to Fidelity for the fiscal year ended December 31, 2000 by Fidelity's principal accounting firm, Olive LLP, Certified Public Accountants:

     Audit Fees  (1)                     $ 41,000
     All Other Fees  (2)                 $ 93,166
                                         --------
                                         $134,166
                                         ========

     (1) Consists of fees billed for professional services rendered for the audit of Fidelity's financial statements for the fiscal year ended December 31, 2000 and the review of Fidelity's financial statements included in its Forms 10-Q for 2000.

     (2) Consists of fees billed for services rendered for the fiscal year ended December 31, 2000, other than those included in Audit Fees, but does not include any financial information systems design and implementation fees.

     The Audit Committee has considered whether the provision of the services covered for the fees billed under "All Other Fees" is compatible with maintaining the principal accountant's independence.

                             SHAREHOLDERS PROPOSALS

     Any proposal which a shareholder intends to bring before the next Annual Meeting of Shareholders to be held in 2002 must be received by Fidelity no later than November 29, 2001 for inclusion in next year's proxy statement. Such proposals should be addressed to Jack Cunningham, Chairman of Fidelity, at 18 NW Fourth Street, PO Box 1347, Evansville, Indiana 47706-1347.

     If notice of any other shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 2002 is not received by Fidelity on or before February 12, 2002, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Chairman of Fidelity.

                             ADDITIONAL INFORMATION

     The 2000 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2000, and other information concerning the operations of Fidelity is enclosed herewith, but is not to be regarded as proxy soliciting material.


     Upon written request, Fidelity Federal Bancorp will provide without charge to each shareholder a copy of Fidelity's annual report on Form 10-K which is required to be filed with the Securities and Exchange Commission for the year ended December 31, 2000.

All requests should be addressed to:

Debbie Fritz, Shareholder Relations
Fidelity Federal Bancorp
18 NW Fourth Street
PO Box 1347
Evansville, IN  47706-1347


                                  OTHER MATTERS

     The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors of Fidelity does not know of any matters for action by shareholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy with respect to such matters in accordance with the recommendations of the Board of Directors.

                       [LOGO OF FIDELITY FEDERAL BANCORP]


                         Annual Meeting of Shareholders
                                 April 30, 2001

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIDELITY FEDERAL BANCORP

     The undersigned shareholder of Fidelity Federal Bancorp, an Indiana corporation ("Fidelity"), hereby appoints Jack Cunningham and Thomas D. Wuerth, or either of them, with full power to act alone, the true and lawful attorney-in-fact and proxy of the undersigned, with the full power of substitution and revocation, and hereby authorizes him to represent and to vote all shares of Common Stock of Fidelity held of record on February 28, 2001, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Fidelity to be held at the Sheraton Keystone Crossing, 8787 Keystone Crossing, Indianapolis, Indiana on April 30, 2001, at 10:00 a.m., local time, and at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

Please specify choices by clearly marking the appropriate line.

ITEM 1.  Election of Directors
         ---------------------
         Nominees:  William R. Baugh     Donald R. Neel    Barry A. Schnakenburg
                    Bruce A. Cordingley  Gerald K. Pedigo  Phillip J. Stoffregen

                FOR the nominees listed above (except vote withheld from the
         ----   following nominees, if any).


         -----------------------------------------------------------------



                WITHHOLD AUTHORITY to vote for the nominees listed above
         ----

ITEM 2.  Ratification of Accountants
         ---------------------------
         Ratify the selection of Olive LLP, as independent public accountants for Fidelity for the year ending December 31, 2001.

                       FOR            AGAINST            ABSTAIN
                -----          -----              -----


IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MATTERS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     Please sign exactly as name appears hereon. If signing as a representative, please include capacity.

--------------------------------      --------------------------------
Signature of Shareholder              Signature of Shareholder
                                      (if jointly held)
Dated:                    , 2001      Dated:                    , 2001
      --------------------                  --------------------

Tax Identification                    Tax Identification
Number:                               Number:
       -------------------------             -------------------------

                                    Exhibit A

                       [LOGO OF FIDELITY FEDERAL BANCORP]


                    Audit Committee of the Board of Directors

                                     Charter

1.       PURPOSE

The Audit Committee is a committee of the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

1. the financial information which will be provided to shareholders, governmental or regulatory bodies, the public, and others;

2.   the Corporation's auditing, accounting, and financial reporting process;

3. the systems of internal controls related to finance, accounting, legal compliance, regulatory compliance and ethics that management and the Board of Directors have established, and

4.   the audit process.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and foster adherence to, the corporation's policies, procedures, and practices at all levels.

The Audit Committee's primary duties and responsibilities are to:

1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system

2. Review and appraise the audit efforts of the Corporation's independent accountants and the internal auditors

3. Provide an open avenue of communication among the independent accountants, financial and senior management, internal auditors, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

The Audit Committee should be comprised of three or more directors as determined by the Board. Each member will be independent of the management of the Corporation and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a Committee member.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

III.     MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditors, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed separately. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

In addition, the Committee or at least the Chair of the Committee should meet with the independent accountants and management, either in person or by phone, quarterly to review the Corporation's financial statements. This review should be done prior to the Corporation's 10Q or 10K filing and its public release of earnings. This discussion should include a discussion of significant adjustments, management judgements and accounting estimates, significant new accounting policies, and disagreements with management.

1V.   RESPONSIBILITIES AND DUTIES

In meeting its responsibilities, the audit committee is expected to:

1. Provide an open avenue of communication between the internal auditors, the independent accountant, and the Board of Directors.

2.   Confirm and assure the objectivity of the internal auditor.

3. Confirm and assure the independence of the independent accountant, including a review of management consulting services provided by the independent accountant and related fees.

4.   Review and update the Committee's charter annually.

5. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve, if applicable, the discharge of the independent accountants.

6. Review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

7. Review the qualifications of the Internal Auditor to specific areas within the audit plan.

8. Review with the independent auditor and internal auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

9. Inquire of management, the internal auditor, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

10. Consider, in consultation with the independent accountant and the internal auditor, the audit scope and plan of the internal auditors and the independent accountant. Determine if the internal auditor and independent accountants are utilizing a risk-based approach.

11. Consider and review with the independent accountant and the director of internal auditing:

          (a) the adequacy of the company's internal controls including computerized information system controls and security.

          (b) any related significant findings and recommendations of the independent accountant and internal auditing together with management responses thereto; and

          (c) the status of previous audit recommendations and management's follow up on those recommendations.

12. Review with management and the independent accountant at the completion of the annual audit:

          (a) the company's annual financial statements and related footnotes;

          (b) the independent accountant's audit of the financial statements and his or her report thereon;

          (c) any significant changes required in the independent accountant's audit plan;

          (d) any serious difficulties or disputes with management encountered during the course of the audit; and

          (e) other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

13.  Review with management and the internal auditor:

          (a) Regular internal audit reports to management prepared by the internal auditor, including significant findings and management's responses to those findings. A summary of findings from completed internal audits should be reviewed prior to the meeting.

          (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          (c) Any changes required in the planned scope of their audit plan.

          (d) The internal audit department budget and staffing.

          (e) The internal audit department charter.

          (f) Internal auditing's compliance with the IIA's Standards for the Professional Practice of Internal Auditing (standards).

14. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

15. Review with management and the independent accountant the interim financial report before it is filed with the SEC and other regulators.

16. Review with management, and if necessary, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

17. Review management's monitoring of the Corporation's compliance with its ethical code of conduct.

18. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

19. Meet with the internal auditor, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

20. Meet with the company's regulatory bodies to discuss the results of their examinations.

21. Report Committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

22. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

23. Conduct or authorize, if necessary, investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

24. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

25. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

26. Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

27. Determine as regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by the Corporation.